Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:

Haley Jones
+1.414.906.6804
haley.jones@manpowergroup.com

ManpowerGroup Reports 4th Quarter 2025 Results

•
Revenues of $4.7 billion (7% as reported, 1% constant currency, 2% organic constant currency)
•
Ongoing stabilization across North America and Europe overall, including sequential improvement in France and market leading growth in Italy. Latin America and Asia Pacific saw continued strong demand during the quarter
•
Compared to the previous quarter, year over year revenue growth in Manpower increased and the rate of revenue decline in both Experis and Talent Solutions also improved
•
Gross profit margin of 16.3% reflects softer than expected permanent recruitment activity in Europe while year-over-year staffing margin trends held steady from the previous quarter
•
Cost actions drove a sequential improvement in the year over year SG&A decrease with additional restructuring actions taken in the quarter
•
Strong cash provided by operating activities1 during the quarter. Refinanced the €500 million Euro Note (previously scheduled to mature in June 2026) and reset the revolving credit facility for a new 5-year period

MILWAUKEE, January 29, 2026 – ManpowerGroup (NYSE: MAN) today reported net earnings of $0.64 per diluted share for the three months ended December 31, 2025 compared to net earnings of $0.47 per diluted share in the prior year period. Net earnings in the quarter were $30.2 million compared to net earnings of $22.5 million a year earlier. Revenues for the fourth quarter were $4.7 billion, a 7% increase from the prior year period.

The current year quarter included restructuring costs, pension settlements, and Argentina hyperinflationary related non-cash currency translation losses which reduced earnings per share by $0.28 in the fourth quarter. Excluding these charges, earnings per share was $0.92 per diluted share in the quarter representing a decrease of 17% in constant currency.2

1 Cash provided by operating activities equaled $179 million and, including capital expenditures, Free Cash Flow represented $168 million in the quarter.

2 The prior year period included various adjustments which reduced earnings per share by $0.55 in the fourth quarter and $1.54 for the full year which are also excluded when determining the year over year adjusted trend.

Financial results in the quarter were also impacted by the U.S. dollar relative to foreign currencies compared to the prior year period. On a constant currency basis, revenues increased 1% compared to the prior year period and, on an organic constant currency basis, revenues increased 2% compared to the prior year period.

Jonas Prising, ManpowerGroup Chair & CEO, said “We are pleased with our solid fourth quarter results, which reflect improving stabilization in market trends and continued execution of our go-to market and cost optimization strategy. Throughout 2025, we delivered sequential progress in both revenue and profitability, as adjusted, exiting the year with strengthening trends. France and Northern Europe improved, alongside market-leading performance in Italy. In North America, Manpower and Talent Solutions TAPFIN MSP continued to perform well, while Experis stabilized and RPO and permanent recruitment faced continued headwinds. Looking ahead, assuming current trends hold, we see opportunity to capitalize on improving market demand as we progress technology initiatives to diversify our capabilities and win market share. We will remain agile and continue to execute against our disciplined transformation to drive productivity gains and operating leverage.”

“We anticipate diluted earnings per share in the first quarter will be between $0.45 and $0.55, which includes an estimated favorable currency impact of 6 cents and a 43.0% effective tax rate.”

Net losses for the year ended December 31, 2025 were $13.3 million, or net losses of $0.29 per basic share compared to net earnings of $145.1 million, or net earnings of $3.01 per diluted share in the prior year, respectively. The full year period included non-cash goodwill and intangible asset impairment charges, restructuring costs, net losses from the sale of businesses, which will operate as franchises going forward, pension settlements, and Argentina hyperinflationary related non-cash currency translation losses which reduced earnings per share by $3.26. Excluding the net impact of these charges, earnings per share for the year were $2.97 per diluted share representing a decrease of 38% in constant currency.2 Revenues for the year were $18.0 billion, representing an increase of 1% compared to the prior year or a decrease of 2% in constant currency.

In conjunction with its fourth quarter earnings release, ManpowerGroup will broadcast its conference call live over the Internet on January 29, 2026 at 7:30 a.m. central time (8:30 a.m. eastern time). Prepared remarks for the conference call, webcast details, presentation and recordings are included within the Investor Relations section of manpowergroup.com.

Supplemental financial information referenced in the conference call can be found at http://investor.manpowergroup.com/.

About ManpowerGroup

ManpowerGroup® (NYSE: MAN), the leading global workforce solutions company, helps organizations transform in a fast-changing world of work by sourcing, assessing, developing, and managing the talent that enables them to win. We develop innovative solutions for hundreds of thousands of organizations every year, providing them with skilled talent while finding meaningful, sustainable employment for millions of people across a wide range of industries and skills. Our expert family of brands – Manpower, Experis, and Talent Solutions – creates substantially more value for candidates and clients across more than 70 countries and territories and has done so for more than 75 years. We are recognized consistently for our diversity – as a best place to work for Women, Inclusion, Equality, and Disability, and in 2025 ManpowerGroup was named one of the World's Most Ethical Companies for the 16th time – all confirming our position as the brand of choice for in-demand talent. For more information, visit www.manpowergroup.com.

Forward-Looking Statements

This press release contains statements, including statements regarding trends in labor demand and the future strengthening of such demand, the Company’s financial outlook, and the Company’s strategic initiatives and technology investments, including our ability to increase market share and the acceleration of transformation initiatives to remove structural costs from the organization to drive efficiencies, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements due to numerous factors. These factors include those found in the Company’s reports filed with the SEC, including the information under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2024, which information is incorporated herein by reference.

The Company assumes no obligation to update or revise any forward-looking statements. We reference certain non-GAAP financial measures, which we believe provide useful information for investors. We include a reconciliation of these measures, where appropriate, to GAAP on the Investor Relations section of our website at manpowergroup.com.

ManpowerGroup

Results of Operations

(In millions, except per share data)

	Three Months Ended December 31
			% Variance
			Amount	Constant
	2025	2024	Reported	Currency
	(Unaudited)
Revenues from services (a)	$4,713.1	$4,399.7	7.1%	1.3%
Cost of services	3,946.4	3,644.6	8.3%	2.3%
Gross profit	766.7	755.1	1.5%	-3.5%
Selling and administrative expenses	686.1	686.9	-0.1%	-4.6%
Operating profit	80.6	68.2	18.4%	7.7%
Interest and other expenses, net	15.0	20.5	-25.9%
Earnings before income taxes	65.6	47.7	37.4%	26.2%
Provision for income taxes	35.4	25.2	40.1%
Net earnings	$30.2	$22.5	34.3%	23.4%
Net earnings per share - basic	$0.65	$0.48	35.7%
Net earnings per share - diluted	$0.64	$0.47	36.7%	25.6%
Weighted average shares - basic	46.5	47.2	-1.5%
Weighted average shares - diluted	46.9	47.7	-1.7%
(a)
Revenues from services include fees received from our franchise offices of $4.1 million and $3.8 for the three months ended December 31, 2025 and 2024, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $395.2 million and $278.1 million for the three months ended December 31, 2025 and 2024, respectively.

ManpowerGroup

Operating Unit Results

(In millions)

	Three Months Ended December 31
			% Variance
			Amount	Constant
	2025	2024 (a)	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (b)	$681.7	$691.8	-1.5%	-1.5%
Other Americas	451.7	381.8	18.3%	16.0%
	1,133.4	1,073.6	5.6%	4.7%
Southern Europe:
France	1,170.9	1,111.3	5.4%	-3.4%
Italy	485.9	418.7	16.0%	6.4%
Other Southern Europe	590.7	513.4	15.1%	4.9%
	2,247.5	2,043.4	10.0%	0.7%
Northern Europe	819.1	768.4	6.6%	-1.1%
APME	519.7	522.0	-0.5%	0.2%
	4,719.7	4,407.4
Intercompany Eliminations	(6.6)	(7.7)
	$4,713.1	$4,399.7	7.1%	1.3%
Operating Unit Profit (Loss):
Americas:
United States	$14.4	$16.0	-10.2%	-10.2%
Other Americas	23.0	18.3	25.6%	21.4%
	37.4	34.3	8.8%	6.6%
Southern Europe:
France	26.0	35.8	-27.5%	-33.3%
Italy	32.8	24.3	34.3%	23.2%
Other Southern Europe	12.7	15.1	-15.2%	-22.2%
	71.5	75.2	-5.0%	-12.8%
Northern Europe	(1.1)	(16.5)	93.2%	95.9%
APME	27.4	15.8	75.9%	77.7%
	135.2	108.8
Corporate expenses	(47.6)	(32.5)
Intangible asset amortization expense	(7.0)	(8.1)
Operating profit	80.6	68.2	18.4%	7.7%
Interest and other expenses, net (c)	(15.0)	(20.5)
Earnings before income taxes	$65.6	$47.7
(a)
Effective January 1, 2025, our segment reporting was realigned to include our Morocco business within Other Southern Europe. Accordingly, France is now adjusted to exclude Morocco. All previously reported results have been recast to conform to the current year presentation.
(b)
In the United States, revenues from services include fees received from our franchise offices of $2.6 million for both the three months ended December 31, 2025 and 2024. These fees are primarily based on revenues generated by the franchise offices, which were $89.0 million and $89.7 million for the three months ended December 31, 2025 and 2024, respectively.
(c)
The components of interest and other expenses, net were:

	2025	2024
Interest expense	$22.9	$23.0
Interest income	(5.8)	(8.9)
Foreign exchange loss	1.9	1.0
Miscellaneous (income) expense, net	(4.0)	5.4
	$15.0	$20.5

ManpowerGroup

Results of Operations

(In millions, except per share data)

	Year Ended December 31
			% Variance
			Amount	Constant
	2025	2024	Reported	Currency
	(Unaudited)
Revenues from services (a)	$17,957.1	$17,853.9	0.6%	-2.1%
Cost of services	14,959.5	14,767.1	1.3%	-1.4%
Gross profit	2,997.6	3,086.8	-2.9%	-5.1%
Selling and administrative expenses, excluding impairment charges	2,758.8	2,780.8	-0.8%	-2.8%
Impairment charges (b)	88.7	—	N/A	N/A
Selling and administrative expenses	2,847.5	2,780.8	2.4%	0.1%
Operating profit	150.1	306.0	-50.9%	-52.7%
Interest and other expenses, net	56.7	49.2	15.5%
Earnings before income taxes	93.4	256.8	-63.6%	-64.8%
Provision for income taxes	106.7	111.7	-4.6%
Net (loss) earnings	$(13.3)	$145.1	-109.2%	-108.9%
Net (loss) earnings per share - basic	$(0.29)	$3.04	-109.4%
Net (loss) earnings per share - diluted	$(0.29)	$3.01	-109.5%	-109.2%
Weighted average shares - basic	46.6	47.8	-2.5%
Weighted average shares - diluted	46.6	48.3	-3.5%
(a)
Revenues from services include fees received from our franchise offices of $16.6 million and $14.4 million for the years ended December 31, 2025 and 2024, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $1,542.6 million and $1,125.5 million for the years ended December 31, 2025 and 2024, respectively.
(b)
The goodwill impairment charges for the year ended December 31, 2025 consist of a goodwill impairment related to our investments in Switzerland and the United Kingdom and an impairment of an indefinite-lived intangible asset in our Switzerland business.

ManpowerGroup

Operating Unit Results

(In millions)

	Year Ended December 31
			% Variance
			Amount	Constant
	2025	2024 (a)	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (b)	$2,735.4	$2,766.6	-1.1%	-1.1%
Other Americas	1,613.4	1,458.3	10.6%	14.8%
	4,348.8	4,224.9	2.9%	4.4%
Southern Europe:
France	4,459.4	4,531.5	-1.6%	-5.9%
Italy	1,822.1	1,677.0	8.6%	3.8%
Other Southern Europe	2,154.8	2,009.8	7.2%	1.8%
	8,436.3	8,218.3	2.7%	-2.0%
Northern Europe	3,161.1	3,304.3	-4.3%	-8.3%
APME	2,041.9	2,161.3	-5.5%	-6.3%
	17,988.1	17,908.8
Intercompany Eliminations	(31.0)	(54.9)
	17,957.1	17,853.9	0.6%	-2.1%
Operating Unit Profit (Loss):
Americas:
United States	$66.0	$77.7	-15.1%	-15.1%
Other Americas	70.9	63.9	11.0%	12.7%
	136.9	141.6	-3.3%	-2.6%
Southern Europe:
France	109.9	149.5	-26.5%	-30.0%
Italy	115.8	113.1	2.3%	-2.3%
Other Southern Europe	34.9	41.5	-15.7%	-20.4%
	260.6	304.1	-14.3%	-18.4%
Northern Europe	(43.3)	(44.6)	2.9%	7.5%
APME	100.6	83.7	20.4%	19.1%
	454.8	484.8
Corporate expenses	(184.7)	(146.1)
Impairment charges (c)	(88.7)	—
Intangible asset amortization expense	(31.3)	(32.7)
Operating profit	150.1	306.0	-50.9%	-52.7%
Interest and other expenses, net (d)	(56.7)	(49.2)
Earnings before income taxes	$93.4	$256.8
(a)
Effective January 1, 2025, our segment reporting was realigned to include our Morocco business within Other Southern Europe. Accordingly, France is now adjusted to exclude Morocco. All previously reported results have been recast to conform to the current year presentation.
(b)
In the United States, revenues from services include fees received from our franchise offices of $10.1 million and $10.7 million for the years ended December 31, 2025 and 2024, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $336.5 million and $368.1 million for the years ended December 31, 2025 and 2024, respectively.
(c)
Impairment charges for the year ended December 31, 2025 consist of a goodwill impairment related to our investments in Switzerland and the United Kingdom and an impairment of an indefinite-lived intangible asset in our Switzerland business.
(d)
The components of interest and other expenses, net were:

	2025	2024
Interest expense	$95.4	$90.0
Interest income	(27.8)	(33.3)
Foreign exchange loss	6.5	6.2
Miscellaneous income, net	(17.4)	(13.7)
	$56.7	$49.2

ManpowerGroup

Consolidated Balance Sheets

(In millions)

	December 31,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$871.0	$509.4
Accounts receivable, net	4,770.3	4,297.2
Prepaid expenses and other assets	149.1	163.7
Total current assets	5,790.4	4,970.3
Other assets:
Goodwill	1,544.6	1,563.4
Intangible assets, net	430.1	486.1
Operating lease right-of-use assets	392.7	361.3
Other assets	879.1	701.5
Total other assets	3,246.5	3,112.3
Property and equipment:
Land, buildings, leasehold improvements and equipment	526.9	488.2
Less: accumulated depreciation and amortization	403.7	369.8
Net property and equipment	123.2	118.4
Total assets	$9,160.1	$8,201.0
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,721.1	$2,612.9
Employee compensation payable	232.3	241.1
Accrued payroll taxes and insurance	672.1	615.2
Accrued liabilities	457.6	475.1
Value added taxes payable	418.1	370.8
Short-term operating lease liability	107.4	98.6
Short-term borrowings and current maturities of long-term debt	625.0	23.4
Total current liabilities	5,233.6	4,437.1
Other liabilities:
Long-term debt	1,052.1	929.4
Long-term operating lease liability	304.3	279.0
Other long-term liabilities	509.8	428.6
Total other liabilities	1,866.2	1,637.0
Shareholders' equity:
ManpowerGroup shareholders' equity
Common stock	1.2	1.2
Capital in excess of par value	3,572.5	3,546.1
Retained earnings	3,732.3	3,812.3
Accumulated other comprehensive loss	(412.1)	(443.0)
Treasury stock, at cost	(4,834.3)	(4,791.4)
Total ManpowerGroup shareholders' equity	2,059.6	2,125.2
Noncontrolling interests	0.7	1.7
Total shareholders' equity	2,060.3	2,126.9
Total liabilities and shareholders' equity	$9,160.1	$8,201.0

ManpowerGroup

Consolidated Statements of Cash Flows

(In millions)

	Year Ended
	December 31,
	2025	2024
	(Unaudited)
Cash Flows from Operating Activities:
Net (loss) earnings	$(13.3)	$145.1
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	86.0	86.6
Loss on sales of subsidiaries, net	6.2	8.2
Non-cash goodwill and other impairment charges	88.7	—
Deferred income taxes	(35.8)	(32.4)
Allowance for expected credit losses	7.1	9.0
Share-based compensation	26.3	27.3
Changes in operating assets and liabilities:
Accounts receivable	(142.3)	261.1
Other assets	(74.5)	(131.8)
Accounts payable	(42.5)	15.7
Other liabilities	(10.0)	(79.6)
Cash (used in) provided by operating activities	(104.1)	309.2
Cash Flows from Investing Activities:
Capital expenditures	(57.3)	(51.1)
Acquisition of businesses, net of cash acquired	(1.0)	(4.9)
Impact to cash resulting from sales of subsidiaries	(2.1)	(14.6)
Proceeds from the sale of property and equipment	1.2	2.4
Cash used in investing activities	(59.2)	(68.2)
Cash Flows from Financing Activities:
Net change in short-term borrowings	14.4	14.0
Proceeds from long-term debt	586.8	3.7
Repayments of long-term debt	(0.7)	(1.6)
Payments for debt issuance costs	(2.6)	—
Payments of contingent consideration for acquisitions	(1.3)	(2.8)
Proceeds from share-based awards	—	0.8
Payments to noncontrolling interests	—	(0.2)
Other share-based award transactions	(6.2)	(10.5)
Repurchases of common stock and excise tax	(38.2)	(140.0)
Dividends paid	(66.7)	(145.8)
Cash provided by (used in) financing activities	485.5	(282.4)
Effect of exchange rate changes on cash	39.4	(30.5)
Change in cash and cash equivalents	361.6	(71.9)
Cash and cash equivalents, beginning of period	509.4	581.3
Cash and cash equivalents, end of period	$871.0	$509.4